Microfilm Number              Filed with the Department of State on
                ------------                                       -------------

Entity Number
             ---------------  --------------------------------------------------
                                         Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. (S) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:     Koppers Industries, Inc.
                                   -------------------------------


--------------------------------------------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)  436 Seventh Avenue    Pittsburgh,    PA.     15219        Allegheny
        ------------------------------------------------------------------------
        Number and Street        City       State     Zip           County

   (b)  c/o:
            --------------------------------------------------------------------
               Name of Commercial Registered Office Provider        County

        For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation
                                                         --------------------
Law of 1988, as amended
-----------------------


--------------------------------------------------------------------------------


4. The date of its incorporation is:  October 21, 1988
                                     -------------------------------------------

5. (Check, and if appropriate complete, one of the following):

    X   The amendment shall be effective upon filing these Articles of Amendment
   ---  in the Department of State.


        The amendment shall be effective on:                 at
   ---                                      ----------------   -----------------
                                                  Date                Hour

6. (Check one of the following):

    X   The amendment was adopted by the shareholders (or members) pursuant to
   ---  15 Pa.C.S. (S) 1914(a) and (b).


    X   The amendment was adopted by the board of directors pursuant to 15
   ---  Pa.C.S. (S) 1914(c).


   (Note: Amendment was adopted by both shareholders and the board of directors.)

7. (Check, and if appropriate complete, one of the following):

        The amendment adopted by the corporation, set forth in full, is as --- follows:

    X   The amendment adopted by the corporation as set forth in full in
   ---  Exhibit A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

        The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.



     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
 4th  day of  December  , 1997.
-----        -----------


                                                Koppers Industries, Inc.
                                      ------------------------------------------
                                                 (Name of Corporation)

                                      BY:         /s/ Donald E. Davis
                                         ---------------------------------------
                                                      (Signature)

                                      TITLE:    Vice President and Secretary
                                            ------------------------------------

                             RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION
                                      OF
                           KOPPERS INDUSTRIES, INC.
                         (a Pennsylvania Corporation)

     ARTICLE I.  The name of the corporation is:

                           KOPPERS INDUSTRIES, INC.

     ARTICLE II. The address of the registered office of the corporation in this Commonwealth is:

                              436 Seventh Avenue
                        Pittsburgh, Pennsylvania  15219

     ARTICLE III. The purposes for which the corporation is incorporated under the Pennsylvania Business Corporation Law of 1988, as amended (the "Business Corporation Law") are to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

                                  ARTICLE IV.
                                 CAPITAL STOCK

     Section 401.  Authorized Shares.  The aggregate number of shares of all
     -----------
classes of capital stock which the corporation shall have authority to issue is 50,000,000 shares, of which 37,000,000 shares shall be voting common stock, $.01 par value ("Voting Common Stock"), 3,000,000 shares shall be non-voting common stock, $.01 par value ("Non-Voting Common Stock" and together with the Voting Common Stock, the "Common Stock"), and 10,000,000 shares shall be preferred stock, $.01 par value ("Preferred Stock")(the Voting Common Stock, the Non-Voting Common Stock and the Preferred Stock shall hereinafter collectively be called the "Stock").

     Section 402.  The Board of Directors of the Corporation (hereinafter
     -----------
referred to as the "Board of Directors" or the "Board") may declare, and cause to be paid, dividends to the holders of shares of the Stock out of any funds of the Corporation legally available for the payment of dividends.

     Section 403.  In the event of any liquidation, dissolution or winding up of
     -----------
the Corporation, whether voluntary or involuntary, all of the holders of shares of the Voting Common Stock and Non-Voting Common Stock shall be entitled, subject to the prior rights of any series of Preferred Stock, to share ratably, on a share-for-share basis, in any remaining assets of the Corporation available for distribution to its stockholders.

     Section 404.  Except as otherwise expressly provided in these Articles of
     -----------
Incorporation, all shares of Voting Common Stock and

Non-Voting Common Stock shall entitle the holders thereof to the same rights and privileges.

     Section 405.  Shares of Preferred Stock may be issued from time to time in
     -----------
one or more series. The Board is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participating, optional and other rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares then outstanding).

     Section 406.  Except as may otherwise be provided herein (including any
     -----------
certificate filed with the Secretary of State of Pennsylvania establishing the terms of a series of Preferred Stock) or by applicable law, each holder of Voting Common Stock shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which stockholders are entitled to vote.

                                   ARTICLE V
                                   ---------

     Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI
                                   ----------

     The number and election of directors of the Corporation shall be determined in accordance with the Bylaws of the Corporation subject to the terms of the Stockholders' Agreement by and between the Corporation, Saratoga Partners III, L.P. and the Management Investors (as the same may be amended from time to time, the "Stockholders' Agreement"), a copy of which is on file with the Secretary of the Corporation.

     Whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of any certificate filed with the Secretary of State of Pennsylvania establishing the terms of such Preferred Stock.

                                  ARTICLE VII
                                  -----------

     Unless otherwise provided by law or in the By-Laws, and subject to the supermajority vote provisions of the Stockholders' Agreement, (i) the Board of Directors is expressly authorized and empowered to adopt, amend and repeal any one or more By-Laws of the Corporation at any regular or special meeting, if notice of the proposed adoption, amendment or repeal of the By-Laws to be made is contained in the notice of such special meeting and (ii) any one or more By-Laws may be adopted, amended or repealed at any annual or special meeting of the stockholders if notice of the proposed adoption, alteration or repeal of the By-Laws to be made is contained in the notice of such meeting, by the affirmative vote of the holders of shares constituting two-thirds of the voting power of the outstanding Voting Common Stock and Preferred Stock entitled to vote thereon.

                                  ARTICLE VIII
                                  ------------

     Subject to the supermajority vote provisions of the Stockholders' Agreement, and to the provisions of Article VII hereof, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, any other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII.

                                   ARTICLE IX
                                   ----------

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Pennsylvania law.

                           CERTIFICATE OF DESIGNATION
                                       OF
                       SENIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                            KOPPERS INDUSTRIES, INC.

                        Pursuant to Section 1521 of the
                     Pennsylvania Business Corporation Law


     Koppers Industries, Inc., a Pennsylvania corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated and Amended Articles of Incorporation and in accordance with the provisions of Section 1521 of the Pennsylvania Business Corporation Law, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, $.01 par value per share, designated as Senior Convertible Preferred Stock

     RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as the "Senior Convertible Preferred Stock" (the "Senior Preferred Stock") and the number of shares constituting such series shall be 3,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of Stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Senior Preferred Stock.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     (a) The holders of shares of Senior Preferred Stock, in preference to the holders of shares of any class or series of Common Stock, $.01 par value (the "Common Stock"), of the Corporation and of any other capital stock of the Corporation, shall be entitled to receive, when and as declared by the Board of Directors in accordance with the Pennsylvania Business Corporation Law, out of funds legally available for the payment of dividends, dividends payable as provided below, in an amount per share (rounded to the nearest cent) equal to the aggregate per share amount of all cash dividends and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or other than as a result of a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, subject to adjustment as provided below. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount of dividends to which holders of shares of Senior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Senior Preferred Stock as provided herein immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock and other than as a result of a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) and shall pay such dividend or distribution on the same date on which such dividend or distribution is paid to holders of Common Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Senior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Senior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  Except as provided elsewhere herein and in the
                 -------------
Corporation's Articles of Incorporation, as they may be amended or restated from time to time (the "Articles of Incorporation"), and except for any voting rights provided by law, the holders of shares of Senior Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporation action, other than as expressly set forth below:

           (a) The holders of the Senior Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled, at each annual meeting of stockholders of the Corporation, to elect a number of directors of the Corporation equivalent to the smallest number representing a majority of the number of members of the Board of Directors as if there were no vacancies or unfilled newly created directorships on such Board. Any director so elected shall hold office until the next annual meeting and until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director elected pursuant to this paragraph (a) may be removed without cause only by the holders of a majority in voting power of the outstanding Senior Preferred Stock. Each share of Senior Preferred Stock shall entitle the holder thereof to one vote per share with respect to election of directors pursuant to this paragraph (a). At any meeting of stockholders held for the purpose of electing directors, the presence in person or by proxy of a majority in voting power of the outstanding shares of Senior Preferred Stock shall be required to constitute a quorum thereof for the election of any director by the holders of the Senior Preferred Stock. If by reason of any resignation, retirement, disqualification, death or removal there are not in office all such directors that the holders of Senior Preferred Stock are entitled to elect pursuant to this paragraph
     (a), then any such vacancy shall be filled only by the holders of a majority voting power of the Senior Preferred Stock. Promptly after the right of the holders of the Senior Preferred Stock to fill any such vacancy arises, its Board of Directors shall cause a special meeting of the holders of Senior Preferred Stock entitled to vote thereon to be held at the earliest practicable date for the purpose of filling such vacancy.

           (b) With respect to each matter upon which the holders of Voting Common Stock (as defined) of the Company are entitled to vote (other than the election of Directors not elected pursuant to paragraph (a) of this
     Section 3), the holders of Senior Preferred Stock, voting together with the holders of Voting Common Stock, shall be entitled to cast that number of votes per share of Senior Preferred Stock equal to the number of shares of Voting Common Stock into which such share of Senior Preferred Stock is, at the time of such vote, convertible pursuant to Section 6 hereof. At any meeting of stockholders at which the holders of Senior Preferred Stock are entitled to vote pursuant to this paragraph (b), the presence in person or by proxy of a majority in voting power of the outstanding shares of Senior Preferred Stock and Voting Common Stock shall be required to constitute a quorum.

           (c) In addition to any other vote or consent required by law or the Articles of Incorporation, the Corporation shall not (A) without the consent of the holders of at least two-thirds of the outstanding shares of Senior Preferred Stock, given in person or by proxy, either in writing or by vote at an annual meeting or special meeting called for the purpose: (i) alter, change or amend the Articles of Incorporation or By-Laws of the Corporation or this Certificate of Designation, if any such alteration, change or amendment would alter or change the powers, preferences or special rights of the shares of Senior Preferred Stock; (ii) authorize or issue any additional shares of Senior Preferred Stock or authorize or issue any shares of any class or series of stock ranking prior to or on a parity with the Senior Preferred Stock as to the payment of dividends or as to the distribution of assets on liquidation, dissolution or winding up; (iii) increase or decrease the number of directors constituting the Board of Directors of the Corporation; (iv) redeem, repurchase, declare or pay a dividend or distribution with respect to any class or series of capital stock of the Corporation, except for redemptions pursuant to restricted stock agreements approved by a majority of the directors elected by the holders of Senior Preferred Stock pursuant to paragraph (a) of this Section 3; (v) enter into any transaction or series of related transactions involving an aggregate amount in excess
     of $[     ] with any officer, director, employee or affiliate of the
     Corporation; (vi) enter into any business other than a business in which the Corporation or a Subsidiary of the Corporation is engaged as of the date of filing hereof (or businesses reasonably related thereto), (vii) acquire any Person or assets if the fair market value of the purchase price therefor exceeds 25% of the total consolidated assets of the Corporation (determined in accordance with generally accepted accounting principles) as of the most recently completed fiscal quarter of the Corporation; (viii) approve the annual capital expenditures budget of the Corporation and its Subsidiaries; or (ix) enter into any employment agreement with any executive officer of the Corporation; or (B) without the consent of the holders of at least a majority of the outstanding shares of Senior Preferred Stock, given in person or by proxy, either in writing or by vote at an annual meeting or special meeting called for that purpose: merge, consolidate or combine with any person or transfer all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, pursuant to any transaction or series of related transactions, to any Person or Persons.

     Section 4.  Restricted Shares.  Any shares of Senior Preferred Stock
                 -----------------
converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     Section 5.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

     (a) Upon any liquidation, dissolution or winding up of the

Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock unless, prior thereto, the holders of shares of Senior Preferred Stock shall have received $.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Senior Preferred Stock shall be entitled to receive an aggregate amount per share (inclusive of such preferential payment of $.01 per share), subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Senior Preferred Stock were entitled immediately prior to such event under the proviso of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

     Section 6.  Conversion.  Each share of Senior Preferred Stock may, at the
                 ----------
option of the holder thereof, be converted into shares of Voting common Stock, $.01 par value (the "Voting Common Stock"), of the Corporation on the terms and conditions set forth in this Section 6 at any time or from time to time.

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Senior Preferred Stock shall be convertible in the manner hereinafter set forth into one fully paid and nonassessable share of Voting Common Stock.

     (b) The number of shares of Voting Common Stock into which each share of Senior Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

           (i) In case the Corporation shall at any time (w) pay a dividend or make a distribution on the Common Stock in shares of its capital stock, (x) subdivide the outstanding shares of Common Stock, (y) combine the outstanding shares of

     Common Stock into a smaller number of shares, or (z) issue any shares of its capital stock by reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of shares of Voting Common Stock into which each share of Senior Preferred Stock is convertible at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of each share of Senior Preferred Stock shall be entitled to receive upon conversion thereof the aggregate number and kind of shares which, if such share of Senior Preferred Stock had been converted immediately prior to such time or date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be effective upon the effective date of such event, retroactive to the record date, if any, for such event, and shall be made successively whenever any event listed above shall occur.

           (ii) In case the Corporation shall issue to all holders of Common Stock rights, options or warrants to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then, and in each such case,

                 (A) the number of shares of Voting Common Stock into which each share of Senior Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Voting Common Stock determined by multiplying the number of shares of Voting Common Stock into which such share was convertible on the day immediately prior to such record date by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such record date and (2) the number of additional shares of Common Stock which such rights, options or warrants entitle holders thereof to subscribe for or purchase ("Offered Shares"), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date and (2) the number of Offered Shares multiplied by a fraction, (x) the numerator of which is the subscription or purchase price per share of the Offered Shares and
           (y) the denominator of which is the Fair market Value per share of Common Stock on such record date; and

                 (B) such adjustment shall become effective immediately after such issuance, retroactive to such record date.

     (c) If any adjustment in the number of shares of Voting Common Stock into which each share of Senior Preferred Stock may be converted pursuant to this
Section 6 would result in an increase or decrease of less than 1% in the number of shares of Voting Common Stock into which each share of Senior Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment, which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Voting Common Stock into which each share of Senior Preferred Stock is then convertible.

     (d) The Board of Directors may increase the number of shares of Voting Common Stock into which each share of Senior Preferred Stock may be converted, in addition to the adjustments required by this Section 6, as shall be determined (as evidenced by a resolution of the Board of Directors) to be advisable in order to avoid or diminish any income deemed be received by any holder for federal income tax purposes of shares of Voting Common Stock or Senior Preferred Stock resulting from any events or occurrences giving rise to adjustments pursuant to this Section 6 or from any other similar event.

     (e) The holder of any shares of Senior Preferred Stock may exercise his right to convert such shares into shares of Voting Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Senior Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of voting Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Voting Common Stock (or other securities) in such name or names. Other than such taxes, the Corporation will pay any and all transfer and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Voting Common Stock on conversion of Senior Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Voting Common Stock to which the holder of shares of Senior Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Senior Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Senior Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Voting Common Stock in accordance herewith, and any person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

     (f) Upon conversion of any shares of Senior Preferred Stock, the holder thereof shall be entitled to receive in cash any accumulated, accrued or unpaid dividends in respect of the shares so converted.

     (g) In connection with the conversion of any shares of Senior Preferred Stock, no fractions of shares of Voting Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value, as determined in good faith by the Board of Directors, per share of Voting Common Stock, on the day on which such shares of Senior Preferred Stock are deemed to have been converted.

     (h) The Corporation shall at all times reserve and keep available out of its authorized and unissued Voting Common Stock, solely for the purpose of effecting the conversion of the Senior Preferred Stock, such number of shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Senior Preferred Stock. The Corporation shall from time to time, subject to and in accordance with the laws of Pennsylvania, increase the authorized amount of Voting Common Stock if at any time the number of authorized shares of Voting Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding shares of Senior Preferred Stock.

     Section 7.  Reports as to Adjustments.  Whenever the number of shares of
                 -------------------------
Voting Common Stock into which each share of Senior Preferred Stock is convertible is adjusted as provided in Section

6 hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Senior Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating the number of shares of Voting Common Stock into which the shares of Senior Preferred Stock are convertible and setting forth the new number of shares of Voting Common Stock (or describing the new stock securities, cash or other property) into which each share of Senior Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

     Section 8.  No Redemption.  The shares of Senior Preferred Stock shall not
                 -------------
be redeemable. The Corporation shall not, directly or indirectly, purchase or otherwise acquire any shares of Senior Preferred Stock except pursuant to a pro rata offer made in writing, on identical terms to each holder of Senior Preferred Stock at the time outstanding.

     Section 9.  Rank.  The Senior Preferred Stock shall rank senior to each
                 ----
other class or series of capital stock of the Corporation, with respect to the payment of dividends and the distribution of assets, upon liquidation, dissolution or winding up of the Corporation.

     Section 10.  Definitions.  For the purposes of the Certificate of
                  -----------
Designation of Senior Convertible Preferred Stock which embodies this resolution:

           "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction, neither being under any compulsion to buy or sell (as determined by the Board of Directors, whose determination shall be evidenced by a resolution and shall be conclusive).

           "Person" shall mean any individual, firm, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

           "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

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

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Senior Convertible Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 4th day of December, 1997.

                                       KOPPERS INDUSTRIES, INC.


                                       By: /s/ Donald E. Davis
                                          --------------------------------------
                                             Donald E. Davis
                                             Vice President and
                                             Chief Financial Officer

ATTEST:

/s/ Randall D. Collins
-------------------------------
Randall D. Collins
Vice President and Secretary

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